FIRST AMENDMENT TO

REVENUE SHARING AND NOTE PURCHASE AGREEMENT

FIRST AMENDMENT TO REVENUE SHARING AND NOTE PURCHASE AGREEMENT (this “ First Amendment”) dated as of December 24, 2014, retroactively effective as of February 14, 2014 among ANDREA ELECTRONICS COMPANY, a New York corporation (the “Company”), AND34 Funding LLC as collateral agent (the “Collateral Agent ”) and the financial institutions party hereto as Purchasers, each of which is a party to the Existing Agreement (as defined below).

WHEREAS, the Company and the Purchasers are parties to the Existing Agreement dated as of February 14, 2014 (as in effect immediately prior to the effectiveness of this First Amendment, the “Existing Agreement”, and as amended by this First Amendment and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Amended Agreement”).

WHEREAS, the Company requests that the Purchasers amend the Existing Agreement in certain respects, including amendments to increase the maximum amount of Notes required (on the terms and conditions set forth in the Amended Agreement) to be purchased by the Purchasers and to increase the value of the Revenue Stream in exchange for additional consideration of $500,000.

WHEREAS, upon and subject to the terms and conditions set forth in this First Amendment, the Purchasers are willing to so amend the Existing Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Definitions. Except as otherwise defined in this First Amendment, terms defined in the Amended Agreement are used herein as defined therein.

Section 2.    Amendments to the Existing Agreement. Retroactively, from and after February 14, 2014, the Existing Agreement shall be amended as follows:

2.01.

References Generally. References in the Existing Agreement (including references to the Existing Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and each reference to the Existing Agreement in the other Documents (and indirect references such as “thereunder”, “thereby”, “therein” and “thereof”) shall be deemed to be references to the Existing Agreement as amended hereby.

2.02.

Nullification of Business Plan. The “Business Plan” and any versions of the same are hereby rendered null and void in their entirety, and the Company and the Purchasers agree that the Business Plan is inoperative and does not control or direct the Company or the Purchasers’ conduct or rights under the Existing Agreement in any way.

2.03.

Amended Language. The Existing Agreement is hereby amended and restated in its entirety and replaced with the Amended Agreement attached as Exhibit A hereto.

2.04.

Amendments to Schedules. Schedules 4.5, 4.6 and I(a) to the Amended Agreement are hereby amended and restated in their entirety and replaced with Schedules 4.5, 4.6 and I(a) to the Amended Agreement as set forth on Exhibit B hereto.

2.05.

Amendments to Patent Assignment Agreement. Schedule A to the Patent Assignment Agreement is hereby amended and restated in its entirety and replaced with Schedule A to the Patent Assignment Agreement as set forth on Exhibit C hereto.

Section 3.    Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that as of the First Amendment Effective Date:

3.01.

each of the representations and warranties set forth in the Amended Agreement and in the other Documents are true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date; and

3.02.

both immediately before and after giving effect to this First Amendment and the transactions contemplated hereby, no Default shall have occurred and be continuing, or would result therefrom.

Section 4.    Conditions Precedent. The amendments to the Existing Agreement set forth in Section 2 above shall become retroactively effective as of February 14, 2014, as of the date upon which each of the following conditions precedent shall be satisfied or waived:

4.01.

Execution. Each Purchaser shall have received counterparts of this First Amendment executed by the Company, the Collateral Agent and each of the other Purchasers.

4.02.

Patent Security Agreement . Each Purchaser shall have received an executed Patent Security Agreement with respect to any new Patents developed or otherwise acquired following the Closing Date.

4.03.

Secretary Certificate.

(a)

Each Purchaser shall have received a certificate of the Secretary of the Company certifying: (i) that there has been no amendment, supplement or other modification of the certificate of incorporation of the Company since the certificate of incorporation of the Company was delivered to the Purchasers on the Closing Date, (ii) that there has been no amendment, supplement or other modification of the by-laws of the Company since the by-laws of the Company were delivered to the Purchasers on the Closing Date, (iii) that attached thereto is a certificate as to the good standing of the Company as of a recent date, from the Secretary of State of the State of New York, (iv) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the First Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (v) as to the incumbency and specimen signature of each officer executing the First Amendment.

(b)

Each Purchaser shall have received a certificate of another officer as to the incumbency and specimen signature of the Secretary executing the certificate pursuant to the preceding sentence.

4.04.

Opinion of Counsel. Each Purchaser shall have received an opinion of counsel for the Company addressed to the Purchasers in customary form and otherwise in form and substance reasonably satisfactory to the Purchasers.

4.05.

Costs and Expenses. The Company shall have paid all reasonable and documented out-of-pocket costs and expenses of the Purchasers in connection with this First Amendment payable pursuant to Section 9.1 of the Amended Agreement.

4.06.

Consents and Approvals. No action, suit or proceeding (including, without limitation, any inquiry or investigation) shall be pending or threatened with respect to the financing contemplated hereby or any documentation executed in connection therewith, unless such action, suit or proceeding could not reasonably be expected to result in a Material Adverse Effect on the Company, and no injunction or other restraining order shall have been issued or a hearing therefor be pending or noticed with respect to this First Amendment. All necessary governmental and material third party approvals and/or consents in connection with the transactions contemplated by this First Amendment and otherwise referred to herein shall have been obtained and remain in effect.

4.07.

Funding. The Company shall have received $500,000 from the Revenue Participants in consideration for the increased value of the Revenue Stream resulting from the amended definition of “Applicable Percentage” as set forth in the Amended Agreement.

Section 5.    Authorization of Financing Statements. The Company hereby authorizes Collateral Agent to file Uniform Commercial Code financing and/or continuation statements that describe the Collateral as “all assets” or such similar description.

Section 6.    Reference to and Effect Upon the Existing Agreement.

6.01.

Except as specifically amended or waived above, the Existing Agreement and the other Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

6.02.

The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or any Purchaser under the Existing Agreement or any Document, nor constitute a waiver of any provision of the Existing Agreement or any Document, except as specifically set forth herein.

Section 7.    Miscellaneous. Except as herein provided, the Existing Agreement shall remain unchanged and in full force and effect. This First Amendment is a Document for all purposes of the Amended Agreement. This First Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this First Amendment are for reference only and shall not affect the construction of this First Amendment.

Section 8.    Acknowledgement of Monetization Expenses. Each of the Purchasers and the Company agree that the payment of fees and expenses of counsel to the Purchasers pursuant to invoices approved by the Purchasers and the Company prior to the date hereof constitute “Monetization Expenses” within the meaning of the Amended Agreement.

Section 9.    Governing Law. This First Amendment, and any issue, claim or proceeding arising out of or relating to this First Amendment or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

ANDREA ELECTRONICS CORPORATION, AS THE COMPANY

By	/s/ DOUGLAS J. ANDREA
Name: Douglas J. Andrea
Title: Chief Executive Officer

AND34 FUNDING LLC, AS A REVENUE PARTICIPANT

By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

AND34 FUNDING LLC, AS A NOTEHOLDER

By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

AND34 FUNDING LLC, AS COLLATERAL AGENT

By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

EXHIBIT A TO FIRST AMENDMENT

AMENDED AGREEMENT

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

AMENDED AND RESTATED

REVENUE SHARING AND NOTE PURCHASE AGREEMENT

ORIGINALLY DATED AS OF FEBRUARY 14, 2014

AND

AMENDED AND RESTATED AS OF DECEMBER 24, 2014

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1
1.1.	Certain Defined Terms.	1
1.2.	Other Interpretative Provisions.	2

ARTICLE II CLOSING AND TERMS OF THE REVENUE STREAM AND NOTES		2
2.1.	The Revenue Stream.	2
2.2.	The Notes.	3
2.3.	Purchase Price Allocation.	5
2.4.	Taxes.	5
2.5.	Manner and Time of Payment.	5
2.6.	Patent License.	5

ARTICLE III CONDITIONS PRECEDENT		6
3.1.	Conditions to Closing.	6
3.2.	Conditions to Closing.	7
3.3.	Conditions to Subsequent Issuance of Notes.	7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		8
4.1.	Organization and Business.	8
4.2.	Qualification.	8
4.3.	Operations in Conformity with Law, etc.	9
4.4.	Authorization and Non-Contravention.	9
4.5.	Intellectual Property.	9
4.6.	Material Agreements.	9
4.7.	Margin Regulations.	10
4.8.	Investment Company Act.	10
4.9.	USA PATRIOT Act, FCPA and OFAC.	10
4.10.	No Default.	10
4.11.	Binding Effect.	10
4.12.	Disclosure.	11

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND COLLATERAL AGENT		11
5.1.	Authority.	11
5.2.	Binding Effect.	11
5.3.	Investment Intent.	11
5.4.	Experience of the Purchaser.	11

-i-

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

5.5.	Access to Information.	12
5.6.	Reliance on Exemptions.	12

ARTICLE VI COVENANTS		12
6.1.	Taxes and Other Charges.	12
6.2.	Conduct of Business.	13
6.3.	Maintenance of Existence.	13
6.4.	Compliance with Legal Requirements.	13
6.5.	Notices; Reports.	13
6.6.	Information Rights.	15
6.7.	Indebtedness.	15
6.8.	Liens.	16
6.9.	Management of Patents and Patent Licenses.	16
6.10.	Cash Collateral Account.	17
6.11.	Further Assurances.	18
6.12.	Confidentiality.	18
6.13.	Agreements with Potential Business Partners.	19

ARTICLE VII EVENTS OF DEFAULT		19
7.1.	Events of Default.	19
7.2.	Remedies Following an Event of Default.	21
7.3.	Remedies on Account of a Change of Control or Failure to Comply with Section 6.2.	22
7.4.	Annulment of Defaults.	23
7.5.	Waivers.	23

ARTICLE VIII COLLATERAL AGENT		24
8.1.	Appointment of Collateral Agent.	24
8.2.	Collateral.	24
8.3.	Collateral Agent’s Resignation.	24
8.4.	Concerning the Collateral Agent.	24

ARTICLE IX GENERAL PROVISIONS		26
9.1.	Expenses.	26
9.2.	Indemnity.	26
9.3.	Notices.	27
9.4.	Amendments, Consents, Waivers, etc.	27
9.5.	No Strict Construction.	28
9.6.	Certain Acknowledgments.	28
9.7.	Venue; Service of Process; Certain Waivers.	28

-ii-

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

9.8.	WAIVER OF JURY TRIAL.	29
9.9.	Interpretation; Governing Law; etc.	29
9.10.	Successors and Assigns	30
9.11.	Tax Treatment.	31

-iii-

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

APPENDICES, SCHEDULES AND EXHIBITS

Appendix I	Definitions
Schedule 2.1	Revenue Participants
Schedule 2.2	Note Purchasers
Schedule 2.2.1	Third Party Expenses
Schedule 2.5	Wire Transfer Instructions
Schedule 4.5	Existing Licenses
Schedule 4.6	Material Agreements
Schedule 9.3	Notices
Schedule I(a)	Patents
Exhibit A	Form of Note
Exhibit B	Form of Request for Purchase of Notes and Supporting Certificate
Exhibit C	Form of Acknowledgement of Indebtedness
Exhibit D	Control Agreement
Exhibit E-1	Form of Certificate (Direct Payments)
Exhibit E-2	Form of Certificate (Payments to Cash Collateral Account)
Exhibit F-1	Note Assignment and Acceptance Agreement
Exhibit F-2	Revenue Stream Assignment and Acceptance Agreement
Exhibit G	Patent Assignment Agreement
Exhibit H	Patent License Agreement
Exhibit I	Patent Security Agreement
Exhibit J	Security Agreement

-iv-

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

AMENDED AND RESTATED

REVENUE SHARING AND NOTE PURCHASE AGREEMENT

The REVENUE SHARING AND NOTE PURCHASE AGREEMENT originally dated as of February 14, 2014, is hereby amended and restated as of December 24, 2014, retroactively effective as of February 14, 2014, and is by and among Andrea Electronics Corporation, a New York corporation (the “Company”), AND34 Funding LLC as collateral agent (the “Collateral Agent”), each Person listed on Schedule 2.1 hereto (the “Revenue Participants”) and each Person listed on Schedule 2.2 hereto (the “Note Purchasers” and, together with the Revenue Participants, the “Purchasers”). This AMENDED AND RESTATED REVENUE SHARING AND NOTE PURCHASE AGREEMENT (this “Agreement”) replaces and supersedes the original REVENUE SHARING AND NOTE PURCHASE AGREEMENT.

RECITALS

WHEREAS, the Company, the Collateral Agent and the Purchasers initially entered into this Agreement on February 14, 2014 and, pursuant to the First Amendment, have retroactively amended and restated this Agreement on December 24, 2014;

WHEREAS, the Revenue Participants wish to acquire, and the Company has agreed to grant, an interest in certain of the Company’s future revenues from its patent portfolio subject to payment of the purchase price and other conditions specified herein;

WHEREAS, the Note Purchasers have agreed to purchase from the Company, and the Company has agreed to issue and sell to the Note Purchasers, up to $10,700,000 (or such greater amount as the Note Purchasers may agree in their sole discretion) in aggregate original principal amount of the Company’s senior secured notes (the “Notes”) in the form of Exhibit A hereto, subject to the terms of this Agreement; and

WHEREAS, the Company issued $900,000 of Notes to the Note Purchasers prior to the First Amendment Effective Date;

NOW THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
 DEFINITIONS

1.1.

Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in Appendix I.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

1.2.

Other Interpretative Provisions. Unless otherwise specified, all references to “$”, “cash”, “dollars” or similar references shall mean U.S. dollars, paid in cash or other immediately available funds. The definitions set forth in this Agreement are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder ” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to New York, New York time (daylight or standard, as applicable) unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. References in this Agreement to an Appendix, Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Appendix, Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Document in which such reference appears. The term “including” is by way of example and not limitation. The word “or” is not exclusive. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.” The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein). Unless otherwise expressly provided herein, references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

ARTICLE II
 CLOSING AND TERMS OF THE REVENUE STREAM AND NOTES

2.1.

The Revenue Stream.

2.1.1.

Purchase of the Revenue Stream. On the Closing Date, subject to the satisfaction of the conditions set forth in Section 3.1, and against the payment of an aggregate purchase price of Three Million Dollars ($3,000,000) allocated as set forth on Schedule 2.1, the Company hereby grants, and the Revenue Participants hereby acquire the Revenue Stream, which purchase price was increased by $500,000 in consideration for the amendments to the Revenue Stream made on the First Amendment Effective Date for an aggregate purchase price of $3,500,000 in consideration for the Revenue Stream. The rights of the Revenue Participants to the Revenue Stream shall be secured pursuant to the Collateral Documents, junior in priority to the rights of the Note Purchasers. The purchase price for each Revenue Participant as set forth on Schedule 2.1 shall be payable in immediately available funds by wire transfer to the deposit account of the Company as identified in writing by the Company to the Revenue Participants prior to the Closing Date.

2.1.2.

Payments to Revenue Participants. Subject to the prior payment in full of the Notes, the Company shall pay to the Revenue Participants their proportionate share, in

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

accordance with Schedule 2.1, of the Revenue Stream; provided, that the Company shall instruct any payors to deposit Monetization Pre-Adjustment Revenues, other than Monetization Pre-Adjustment Revenues attributable to Direct Pay Revenues, directly into the Cash Collateral Account. Payments by the Company to Revenue Participants shall be made monthly on the tenth Business Day of each month with respect to any Monetization Revenues received in the prior month; provided that, if the Company receives a single payment of Monetization Pre-Adjustment Revenues of $25,000 or more, the Company shall be required to determine the amount, if any, of the Revenue Share resulting from such payment and to make a payment to the Revenue Participants of any Revenue Share within 10 Business Days of receipt of such payment. Except to the extent that the Collateral Agent is enjoined or stayed from distributing any such Monetization Revenues (other than to the extent such enjoinder or stay arises solely from (x) a dispute among the Purchasers or (y) a dispute between any Purchaser and the Collateral Agent), such direct deposit in the Cash Collateral Account by payors shall constitute timely payment by the Company of the applicable Revenue Share associated with such Monetization Revenues. For the avoidance of doubt, prior to the payment in full of the Notes, the Revenue Stream shall be applied by the Company or the Collateral Agent, as the case may be, to the payment of principal and interest on the Notes when due or payments owed pursuant to Sections 9.1(ii)-(iv) or 9.2, and shall not be shared with any Revenue Participants as a payment in respect of the Revenue Stream.

2.2.

The Notes.

2.2.1.

Purchase and Sale of the Notes .

2.2.1.1.

On the Closing Date and from time to time thereafter as provided herein and subject to satisfaction of the conditions set forth in Sections 3.1 and 3.2, the Company agrees to issue and sell, and each Note Purchaser agrees to purchase, for an amount equal to the original principal amount thereof and in accordance with the percentages set forth on Schedule 2.2, Notes in an aggregate original principal amount of up to $10,700,000 (or such greater amount as the Note Purchasers may agree in their sole discretion). The Company issued $900,000 of Notes to the Note Purchasers prior to the First Amendment Effective Date. The purchase price of the Notes allocated in accordance with the percentages set forth Schedule 2.2 shall be payable in immediately available funds by wire transfer to the deposit account of the Company as identified in writing by the Company to the Note Purchasers prior to the Closing Date and each subsequent date of issuance of Notes thereafter. No Note Purchaser shall be responsible for any default by any other Note Purchaser in its obligation to acquire Notes hereunder.  The Company may subsequently request, and the Note Purchasers may in their sole discretion agree, to the purchase and sale of additional Notes in excess of such amount.

2.2.1.2.

The Notes to be issued on the Closing Date shall be in an aggregate original principal amount of $200,000. The proceeds of the Notes issued on the Closing Date shall be used to pay the third party expenses set forth on Schedule 2.2.1 and to pay the Company’s transaction expenses.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

2.2.1.3.

 From time to time following the Closing Date and through the fourth anniversary of the First Amendment Effective Date (or, upon mutual prior agreement of the Company and the Majority Note Purchasers, through the fifth anniversary of the First Amendment Effective Date), on not less than 10 Business Days prior written notice, the Company may request that the Note Purchasers acquire, and subject to the conditions set forth in Section 3.3, the Note Purchasers shall acquire, additional Notes in an aggregate original principal amount of up to $10,500,000 (excluding any PIK Interest) (or such greater amount as the Note Purchasers may agree in their sole discretion). The Company issued $700,000 of additional Notes to the Note Purchasers following the Closing Date and prior to the First Amendment Effective Date. The proceeds of the Notes issued following the Closing Date shall be applied solely to the payment of Monetization Expenses (or to reimburse the Company for the payment of Monetization Expenses). The Company may not request additional Notes to be acquired more than one time in any calendar month, and any such requests shall be in a minimum amount of $100,000.

2.2.2.

Interest on the Notes. The unpaid principal amount of the Notes (including any PIK Interest) shall bear interest at a rate equal to LIBOR plus 2% per annum; provided that upon and during the continuance of an Event of Default under Section 7.1.1, the interest rate shall increase by an additional 2% per annum. Interest on the Notes shall be paid on the last Business Day of each calendar quarter (the “Interest Payment Date”), starting with the calendar quarter ending March 31, 2014. Such interest may be paid in cash at the option of the Company (and shall be paid in cash to the extent of any unapplied Monetization Revenues) and otherwise shall be paid by increasing the principal amount of the Notes by the amount of such interest, effective as of the applicable Interest Payment Date (“PIK Interest”).

2.2.3.

Payment of the Notes.

2.2.3.1.

Payment at Maturity. The principal of the Notes and all unpaid interest thereon or other amounts owing hereunder shall be paid in full in cash on June 30, 2020 (the “Maturity Date ”); provided that the Company may request, and at the sole discretion and option of the Note Purchasers the Note Purchasers may consent, to extend the applicable Maturity Date for up to five one year increments.

2.2.3.2.

Optional Prepayments. The Company may prepay the Notes from time to time in whole or in part, without penalty or premium. Any such prepayment shall include accrued and unpaid interest on the amount prepaid.

2.2.3.3.

Mandatory Prepayments. Upon receipt of any Monetization Revenues, the Company or the Collateral Agent, as the case may be, shall apply 100% of such Monetization Revenues to the payment of accrued and unpaid interest on, and then to repay outstanding principal of, the Notes. Any such principal prepayment shall be applied to the Notes in the order in which the Notes were issued. Except to the extent that the Collateral Agent is enjoined or stayed from distributing any such Monetization Revenues (other than to the extent such enjoinder or stay arises solely from (x) a dispute among the

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

Purchasers or (y) a dispute between any Purchaser and the Collateral Agent), such direct deposit by payors shall constitute timely payment by the Company of such accrued and unpaid interest and the outstanding principal of the Notes in the amount of such direct deposit. Payments by the Company on the Notes pursuant to this Section 2.2.3.3 shall be made monthly on the tenth Business Day of each month with respect to Monetization Revenues received in the prior month; provided that, if the Company receives a single payment of Monetization Pre-Adjustment Revenues of $25,000 or more, the Company shall be required to determine the amount, if any, of the Monetization Revenues resulting from such payment and to make a payment to the Noteholders of such Monetization Revenues within 10 Business Days of receipt of such payment..

2.3.

Purchase Price Allocation. The Company and the Purchasers agree that, for purposes of Sections 305 and 1271 through 1275 of the Code or any other jurisdiction, the purchase price of the Revenue Stream shall be $3,500,000 and the purchase price of any Note shall be the face amount of such Note, and that such purchase prices shall be used by the Company and each Purchaser for all financial and income tax reporting purposes.

2.4.

Taxes. Any and all payments by the Company with respect to any Notes or the Revenue Stream shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding taxes imposed or based on the recipient Purchaser’s overall net income, and franchise or capital taxes imposed on it in lieu of net income taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as “Taxes”). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Notes to any Purchaser, (i) the sum payable shall be increased as may be reasonably necessary so that after making all required deductions for taxes (including deductions for taxes applicable to additional sums payable under this Section 2.4) such Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall remit the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Within 30 days after the date of any payment of such Taxes, the Company shall furnish to the Purchasers the original or certified copy of a receipt evidencing payment thereof.

2.5.

Manner and Time of Payment. All payments to the Note Purchasers or the Revenue Participants (or the Cash Collateral Account, as the case may be) shall be made by wire transfer or other same day funds, without set off, not later than 2:00 p.m. on the day such payment is due, in accordance with the payment instructions set forth on Schedule 2.5.

2.6.

Patent License. Effective as of the Closing Date, the Company shall grant to the Collateral Agent, for the benefit of the Secured Parties, a non-exclusive, royalty free, license (including the right to grant sublicenses) with respect to the Patents, which shall be evidenced by, and reflected in, the Patent License Agreement. The Collateral Agent and the Secured Parties agree that the Collateral Agent shall only use such license following either a Change of Control or an Event of Default arising on account of the Company’s failure to comply with Section 6.2; provided, that no sub license granted by the

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

Collateral Agent pursuant to the Patent License Agreement shall be revocable by the Company, including on the basis that such Change of Control or Event of Default has been cured.

ARTICLE III
 CONDITIONS PRECEDENT

3.1.

Conditions to Closing. The obligation of each Revenue Participant to purchase its respective pro rata share of the Revenue Stream and the obligation of each Note Purchaser to purchase its respective pro rata share of the Notes on the Closing Date is subject to the satisfaction of the conditions set forth in this Section 3.1:

3.1.1.

Deliveries. The Company shall have delivered to each Purchaser and the Collateral Agent fully executed (where applicable) copies of the following:

3.1.1.1.

this Agreement;

3.1.1.2.

the Notes;

3.1.1.3.

the Security Agreement;

3.1.1.4.

the Patent License Agreement;

3.1.1.5.

the Patent Security Agreement;

3.1.1.6.

the Patent Assignment Agreement;

3.1.1.7.

 (i) a copy of the certificate or articles of incorporation or other constitutive document, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of the state of its organization and a certificate as to the good standing of the Company as of a recent date, from such Secretary of State (or, in each case, a comparable governmental official, if available); (ii) a certificate of the Secretary or Assistant Secretary of the Company dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the Documents, and that such resolutions and consents have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Company have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other Document on behalf of the Company; and (iii) a certificate of another officer as to the incumbency and

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above;

3.1.1.8.

an opinion of counsel for the Company addressed to the Collateral Agent and each other party hereto in customary form and otherwise in form and substance reasonably satisfactory to the Collateral Agent;

3.1.1.9.

an officer’s certificate from an Authorized Officer of the Company certifying that the condition set forth in Section 3.1.2 has been satisfied; and

3.1.1.10.

all documentation and other information about the Company requested by the Revenue Participants or the Note Purchasers or the Collateral Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

3.1.2.

Representations and Warranties; No Default. The representations and warranties contained in this Agreement and the other Documents shall be true and correct in all material respects, and there shall exist no Default or Event of Default, including after giving effect to the transactions contemplated herein.

3.2.

Conditions to Closing. The obligation of the Company to grant the respective pro rata share of the Revenue Stream to the Revenue Participants and to issue and sell to each Note Purchaser its respective pro rata share of the Notes on the Closing Date is subject to the satisfaction of the conditions set forth in this Section 3.2:

3.2.1.

Deliveries. The Purchasers and the Collateral Agent shall have delivered to the Company fully executed (where applicable) copies of the following:

3.2.1.1.

this Agreement;

3.2.1.2.

the Notes;

3.2.1.3.

the Patent License Agreement;

3.2.1.4.

the Security Agreement; and

3.2.1.5.

the Patent Security Agreement.

3.3.

Conditions to Subsequent Issuance of Notes. The obligation of each Note Purchaser to acquire its respective share of the Notes following the Closing Date is subject to the satisfaction of the following conditions and to be confirmed by delivery of an officer’s certificate in the form attached hereto as Exhibit B or by other means acceptable to the Note Purchasers:

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

3.3.1.

Notice. The Company shall provide not less than 10 Business Days prior written notice pursuant to Section 2.2.1.3.

3.3.2.

Representations and Warranties; No Default. As of the date of the issuance of such Notes, the representations and warranties of the Company contained in this Agreement or any other Document shall be true and correct in all material respects on and as of such date and there shall exist no Default or Event of Default;

3.3.3.

Principal Amount. The issuance of such Notes shall not cause the aggregate original principal amount of Notes, excluding any PIK Interest, (whether issued on the Closing Date or thereafter) to exceed $10,700,000 (or such greater amount as the Purchasers may agree in their sole discretion); and

3.3.4.

Use of Proceeds. The Company shall have provided evidence reasonably satisfactory to the Note Purchasers that the proceeds of such Notes shall be applied to the payment of Monetization Expenses (or to reimburse the Company for the payment of Monetization Expenses).

ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Revenue Participants to purchase the Revenue Stream and the Note Purchasers to purchase the Notes, the Company hereby represents and warrants to the Revenue Participants as of the Closing Date, and to the Note Purchasers as of the Closing Date and as of the date of each issuance of Notes:

4.1.

Organization and Business. The Company is (a) a duly organized and validly existing corporation or limited liability company, (b) in good standing under the laws of the jurisdiction of its incorporation or organization, and (c) has the power and authority, corporate or otherwise, necessary (i) to enter into and perform this Agreement and the Documents to which it is a party, and (ii) to carry on the business now conducted or proposed to be conducted by it.

4.2.

Qualification. The Company is duly and legally qualified to do business as a foreign corporation or limited liability company and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted.

4.3.

Operations in Conformity with Law, etc. The operations of the Company as now conducted or proposed to be conducted are not in violation in any material respect of, nor is the Company in default in any material respect under, any Legal Requirement.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

4.4.

Authorization and Non-Contravention. The Company has taken all corporate, limited liability or other action required to execute, deliver and perform this Agreement and each other Document. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. This Agreement and each other Document does not (i) contravene the terms of any of the Company’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Contractual Obligation of the Company or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company is subject or (iii) violate any Legal Requirement.

4.5.

Intellectual Property. As of the First Amendment Effective Date, subject solely to the licensing agreements set forth on Schedule 4.5 (the “Existing Licenses”) (true and complete copies of which have been delivered to the Purchasers), the Company is the entire, valid, sole and exclusive beneficial and record owner of all right, title and interest to all of the Patents with good and marketable title free and clear of any and all Liens, charges and encumbrances, including, without limitation, that other than the Existing Licenses, there are no pledges, assignments, licenses, springing licenses, options, non-assertion agreements, earn-outs, monetization agreements, profit and revenue sharing arrangements, derivative interests, fee and recovery splitting agreements, registered user agreements, shop rights and covenants by the Company not to sue third persons, and the Company has the power to bring and sustain action and recover for past, present and future infringement without having to join any other third party and that no provision of any Existing License will materially restrict the ability of the Company to pursue Monetization Activities. The Company is listed as record owner of all of the Patents and the recordings in the United States Patent and Trademark Office do not reflect any defects in chain-of-title or unreleased liens. All of the Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and none of the Patents are at this time the subject to any challenge to their validity or enforceability. To the knowledge of the Company, the Patents are valid and enforceable. The Company has no notice of any lawsuits, actions or opposition, cancellation, revocation, re-examination or reissue proceedings commenced or threatened with reference to any of the Patents. Schedule 4.5 further correctly states (rounded to the nearest ten thousand dollar) the total revenues associated with each Existing License for the 12 months ending September 30, 2013.

4.6.

Material Agreements. Schedule 4.6 sets forth each Existing License, each agreement relating to the purchase or other acquisition of any Patent and any other material agreement relating to any Patent. Each such agreement is in full force and effect for the benefit of the Company and to the knowledge of the Company there are no material defaults under any such agreement.

4.7.

Margin Regulations. The Company is not engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and the Notes will not be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

4.8.

Investment Company Act. The Company is not, and is not required to be, registered as an “investment company” under the Investment Company Act of 1940.

4.9.

USA PATRIOT Act, FCPA and OFAC.

4.9.1.

To the extent applicable, the Company is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act.

4.9.2.

No part of the proceeds of the Notes or the purchase price for the Revenue Stream will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.9.3.

None of the Company nor, to the knowledge of the Company, any director, officer, agent, employee or controlled Affiliate of the Company, is currently the subject of any U.S. sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Notes or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently the subject of any U.S. sanctions program administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

4.10.

No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or the grant or perfection of Liens on the Collateral. The Company is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

4.11.

Binding Effect. This Agreement and each other Document constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.12.

Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of the Company (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Purchaser or the Collateral Agent in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Company represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND COLLATERAL AGENT

Each Purchaser, for itself and for no other Purchaser, and the Collateral Agent hereby represents and warrants to the Company as of the Closing Date and as of the date of each issuance of Notes:

5.1.

Authority. The Purchaser and the Collateral Agent, as the case may be, has the power and authority, corporate or otherwise, necessary to enter into and perform this Agreement and the Documents to which it is a party.

5.2.

Binding Effect. This Agreement and each other Document constitute the legal, valid and binding obligations of the Purchaser and the Collateral Agent, enforceable against the Purchaser or the Collateral Agent as the case may be in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.3.

Investment Intent. The Purchaser understands that the Note is a “restricted security” and has not been registered under the Securities Act or any applicable state securities law and is acquiring the Note as principal for its own account and not with a view to or for distributing or reselling the Note or any part thereof in violation of the Securities Act or any applicable state securities laws. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of the Note (or any securities which are derivatives thereof) to or through any person or entity.

5.4.

Experience of the Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment. The Purchaser understands that its investment in the Note involves a significant degree of risk.

5.5.

Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Note and the merits and risks of investing in the Note; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

that is necessary to make an informed investment decision with respect to the investment. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Note.

5.6

Reliance on Exemptions. The Purchaser understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire its Note.

ARTICLE VI
 COVENANTS

Following the repayment in full of all outstanding Notes, if the Company has received annual Monetization Revenues of less than [****] for each of the three most recently completed fiscal years and the Company has demonstrated (to the reasonable satisfaction of the Purchasers) that it does not reasonably expect to receive annual Monetization Revenues in excess of [****] for any of the next three consecutive fiscal years, the covenant set forth in Section 6.10 shall cease to apply.

Provided that no Default or Event of Default has occurred and is continuing, the covenants in this Article VI (other than Section 6.10 which shall cease to apply as set forth above) shall cease to apply on December 31, 2024.

6.1.

Taxes and Other Charges . The Company shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; provided, further, that the Company shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

6.2.

Conduct of Business.   The Company shall use commercially reasonable efforts to pursue the monetization of the Patents, and shall use best efforts to diligently pursue the monetization of the Patents through pursuit of Monetization Revenues from the [****]; provided that (i) no Event of Default shall arise under this Section 6.2 unless and until (x) the Collateral Agent (acting at the direction of the Majority Purchasers) has provided at least 30 days’ prior written notice to the Company specifying the action or inaction by the Company giving rise to such Event of Default and a proposed reasonable remedy to such Event of Default, and (y) the Company has failed to so remedy such Event of Default

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

within such period; and (ii) the Company’s obligation to pursue the monetization of the Patents shall be subject to and limited by the funding of Monetization Expenses using proceeds of the Notes.

6.3.

Maintenance of Existence. The Company shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business.

6.4.

Compliance with Legal Requirements. The Company shall comply in all material respects with all valid Legal Requirements applicable to it, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings.

6.5.

Notices; Reports.

6.5.1.

Certain Notices. The Company shall, promptly following their having notice or knowledge thereof, furnish to each of the Note Purchasers and Revenue Participants such information as they may reasonably request concerning the Company’s Monetization Activities and Monetization Revenues, including without limitation the following:

6.5.1.1.

any dispute, litigation, investigation, suspension or any administrative or arbitration proceeding by or against the Company for an amount in excess of $500,000 or affecting the Company’s ownership rights with respect to the Patents; and

6.5.1.2.

promptly upon acquiring knowledge thereof, the existence of any Default or Event of Default, specifying the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

Each notice pursuant to this Section shall be accompanied by a statement by an Authorized Officer of the Company, on behalf of the Company, setting forth details of the occurrence referred to therein, and stating what action the Company or other Person proposes to take with respect thereto and at what time. Each notice under Section 6.5.1.2 shall describe with particularity any and all clauses or provisions of this Agreement or other Document that have been breached or violated.

6.5.2.

Certain Reports. The Company shall cause to be furnished to each of the Note Purchasers and the Revenue Participants the following:

6.5.2.1.

no later than the 15th day of every month, a report calculating in detail its Monetization Revenues and Monetization Expenses based on vendor invoices then received by the Company, in each case in form and substance reasonably satisfactory to the Majority Purchasers;

6.5.2.2.

no later than the date on which payments of Direct Pay Revenues are required to be paid, a certificate in the form of Exhibit E-1 accounting for such Direct

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

Pay Revenues and the allocation thereof, in detail and with supporting documentation, reasonably satisfactory to the Majority Purchasers;

6.5.2.3.

no later than 15 days following the end of every fiscal quarter of the Company, (i) an updated list of all Patents, if any, for which a Patent Security Agreement had not been previously filed or a Patent Assignment Agreement had not been previously executed and (ii) an executed Patent Security Agreement and/or Patent Assignment Agreement, as applicable, with respect to such Patents;

6.5.2.4.

no later than 30 days following the end of every fiscal year of the Company, an updated list of Patents;

6.5.2.5.

copies of any demand, cease and desist or other similar letter and copies of any material filing in any litigation or arbitration relating to the Patents by or against the Company that is not subject to an “attorneys’ eyes only” or other protective order, as soon as reasonably practical after receipt thereof or, in the case of any material letter sent or material filing made by the Company, which is not subject to an “attorneys’ eyes only” or other protective order, as early as practical prior to the date such letter is to be sent or such filing is to be made;

6.5.2.6.

promptly (and in any event within 10 Business Days) after execution thereof, copies of all judgments, settlement agreements or licenses with respect to the Patents; and

6.5.2.7.

promptly (and in any event within 10 Business Days), such additional business, financial, corporate affairs and other information as the Majority Purchasers may from time to time reasonably request.

Subject to the preservation of any privilege, the Company shall authorize and direct any legal counsel or consultant engaged by it to discuss the status of the Company’s Monetization Activities with the Purchasers and the Collateral Agent. For the avoidance of doubt, under no circumstances shall the Purchasers or the Collateral Agent have any right to direct or control the Company’s monetization efforts.

6.6.

Information Rights. Upon 10 Business Days prior request of the Majority Purchasers, the Company shall permit any Purchaser and any Purchaser’s duly authorized representatives and agents to visit and inspect any of its property, corporate books, and financial records related to the Patents, to examine and make copies of its books of accounts and other financial records related to the Patents, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its managers, officers, employees and independent public accountants (and by this provision the Company hereby authorizes such accountants to discuss with the Purchasers the finances and affairs of the Company so long as (i) an officer or manager of the Company has been afforded a reasonable opportunity to be present for such discussion and (ii) such accountants shall be bound by standard confidentiality obligations), in each case related to the Patents; provided that so long as no Event of Default has occurred and is continuing, such rights shall be exercised no more than one time per year. In addition, upon request of the

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

Majority Purchasers from time to time, the Company shall provide the Purchasers with a status update of any material development in any litigations or any administrative or arbitration proceeding related to the Patents. All costs and expenses incurred by the Purchasers and their duly authorized representatives and agents in connection with the exercise of the Purchasers’ rights pursuant to this Section 6.6 shall be paid by the Purchasers, provided, however, if the inspection or examination reveals any material discrepancies with respect to the Monetization Revenues, then all costs and expenses incurred by Purchasers and their duly authorized representatives and agents in connection with the exercise of the Purchasers’ rights pursuant to this Section 6.6 shall be paid by the Company.

6.7.

Indebtedness. The Company shall not create, incur, assume or otherwise become or remain liable with respect to any Indebtedness that is secured by the Patents or any rights related thereto. The Company shall not incur any other Indebtedness prior to June 30, 2020, except for:

6.7.1.

Indebtedness in respect of the Obligations;

6.7.2.

unsecured trade payables that are not evidenced by a promissory note and are incurred in the Ordinary Course of Business; and

6.7.3.

additional Indebtedness, provided that the holder of such Indebtedness acknowledges in writing the rights of the Purchasers hereunder and under the Documents in the form of attached hereto as Exhibit C, and either (I) if the Indebtedness is to be incurred prior to [****] and either (x) the outstanding balance on the Notes, excluding any PIK Interest, is greater than [****] or (y) the Purchasers have not received at least [****] of payments in respect of the Revenue Stream hereunder, the Company shall have obtained the prior written consent of the Majority Purchasers to such additional Indebtedness; or (II) if (i) the Indebtedness is to be incurred on or following [****] but prior to the [****] or (ii) the Indebtedness is to be incurred prior to [****] but the outstanding balance of the Notes is less than [****] and the Purchasers have received at least [****] of repayments in respect of the Notes and Revenue Stream hereunder, the Company has first provided the Purchasers with a right of first refusal to provide such Indebtedness as follows: (a) the Company has provided the Purchasers with at least twenty (20) days prior written notice of the incurrence of such Indebtedness, which notice shall contain the material terms and conditions of such Indebtedness, the identity of the proposed holder of such Indebtedness and the intended date of the incurrence of such Indebtedness, (b) the Company has offered the Purchasers the opportunity to lend or purchase such Indebtedness on the terms and conditions set forth in such notice during the fifteen (15) day period after the Purchasers’ actual receipt of such notice and (c) the Majority Purchasers have declined in writing to lend or purchase such Indebtedness on such terms and conditions or the fifteen (15) days waiting period has expired.

6.8.

Liens. The Company shall not create, incur, assume or suffer to exist any Lien upon any Patent other than the following (“Permitted Liens”):

6.8.1.

 Liens securing the Obligations, and

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

6.8.2.

the Existing Licenses and other non-exclusive licenses that are entered into pursuant to the Company’s Monetization Activities and otherwise in compliance with this Agreement.

6.9.

Management of Patents and Patent Licenses.

6.9.1.

Dispositions. The Company shall not make any Disposition of any Patents other than (i) entering into settlement agreements or non-exclusive licensing arrangements with respect to the Patents in connection with the performance of its obligations under Section 6.2, (ii) sales of the Company’s proprietary hardware and software products in the ordinary course of business, provided, for the avoidance of doubt, that no such arrangements shall permit the use of any Patents other than as required for the sale of such products; and (iii) the entry into exclusive license agreements or sales of Patents with the written consent of the Majority Purchasers, provided that such consent shall not be unreasonably withheld. The Company may sell or exclusively license any Patents without the consent of the Majority Purchasers if (w) the potential purchaser or licensee first initiated the discussion of the potential sale or license with the Company, (x) the Company first provides the Purchasers with at least twenty (20) days prior notice of such Disposition, which notice shall contain the material terms and conditions (including price and form of consideration) of such Disposition, the identity of the proposed purchaser or licensee of such Patents and the intended date of the Disposition, (y) the Company has offered the Purchasers the opportunity to purchase such Patents or enter into such license on the terms and conditions set forth in such notice during the fifteen (15) day period after the Purchasers’ actual receipt of such notice and (z) the Majority Purchasers have declined in writing to purchase such Patents or enter into such license on the terms and conditions set forth in such notice or the fifteen (15) days waiting period has expired. For the avoidance of doubt, proceeds of any Disposition shall constitute Monetization Revenu (after giving effect to any Permitted Adjustments).  To the extent that any license, sale or other Disposition is directly, or indirectly, including through sublicense or subsequent change of control, with a [****], in whole or in part, such Disposition shall constitute an arrangement with a [****] in calculating Monetization Revenues from such Disposition. The Company shall include in any Disposition (other than outright sales of Patents) a prohibition against any sublicenses to any [****], and a provision that terminates any such arrangement upon a Change of Control of the applicable licensee that results in such licensee being acquired by a [****].

6.9.2.

Preservation of Patents . Subject to Section 6.9.1, (a) the Company shall, at its own expense, take all reasonable steps to pursue the registration and maintenance of each Patent and shall take all reasonably necessary steps to preserve and protect each Patent and (b) the Company shall not do or permit any act or knowingly omit to do any act whereby any of the Patents may lapse, be terminated, or become invalid or unenforceable or placed in the public domain. At its option, the Collateral Agent or the Majority Purchasers may, at the Company’s expense, take all reasonable steps to pursue the registration and maintenance of each Patent and take all reasonably necessary steps to preserve and protect each Patent and the Company hereby grants the Collateral Agent a power-of-attorney to take all steps in the Company’s name in furtherance of the foregoing; provided that the foregoing shall not be interpreted as excusing the

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

Company from the performance of, or imposing any obligation on the Collateral Agent or the Majority Purchasers to cure or perform any obligation of the Company; provided further that the Collateral Agent shall give the Company prompt written notice following any action taken by the Collateral Agent under this Section 6.9.2, and shall endeavor to the advance written notice where feasible.

6.9.3.

Entry into Agreements. Neither the Company nor any Affiliate of the Company shall enter into any contract or other agreement with respect to the Patents that contains confidentiality provisions prohibiting or otherwise restricting the Company or such Affiliate from disclosing the existence and content of such contract or other agreement to the Note Purchasers and their counsel.

6.10.

Cash Collateral Account. Within 30 days following the Closing Date, the Company shall open a depository account (the “Cash Collateral Account”) with U.S. Bank, N.A., which Cash Collateral Account shall be subject to a control agreement, substantially in the form of Exhibit D (and with such other changes as may be approved by the Collateral Agent and the Company), between the Company, U.S. Bank, N.A. and the Collateral Agent. The Company shall cause all Monetization Pre-Adjustment Revenues to be deposited into such Cash Collateral Account, excluding Direct Pay Revenues and including an amount equal to any required addition pursuant to clause (y) of the definition of Monetization Revenues, and the Company hereby authorizes the Majority Purchasers to inform any payor of Monetization Pre-Adjustment Revenues (other than Direct Pay Revenues) of the Company’s obligation to direct all Monetization Pre-Adjustment Revenues to the Cash Collateral Account as required hereunder. On each deposit of Monetization Pre-Adjustment Revenues to the Cash Collateral Account, the Company shall deliver an officer’s certificate in the form of Exhibit E-2 to the Majority Purchasers detailing the source and nature of such Monetization Pre-Adjustment Revenues and setting forth the Company’s calculation of any Permitted Adjustments to such Monetization Pre-Adjustment Revenues, in each case in form and substance and with supporting documentation, in each case, reasonably satisfactory to the Majority Purchasers, and the required application of the resulting Monetization Revenues after giving effect to such Permitted Adjustments. On a monthly basis on and after the Closing Date, but no later than the 15th day of each month, the Collateral Agent shall deliver to the Company a written statement (each a “Collateral Agent Statement”) with reasonable detail showing (i) the amounts applied by the Collateral Agent in the Cash Collateral Account for the prior month to the payment of the Notes or, after the payment in full of the Notes, the payments made to Revenue Participants and the Company in respect of the Monetization Pre-Adjustment Revenues, and (ii) any other withdrawals, transfers, payments from such Cash Collateral Account. The Cash Collateral Account shall be under the sole control of the Collateral Agent and the Company may not have withdrawal rights with respect to, or otherwise control of, the Cash Collateral Account; provided that the Collateral Agent shall make withdrawals from the Cash Collateral Account on no less than weekly basis and apply such amounts in the following order or priority which shall be in accordance with the relevant officer’s certificate (provided the allocations and amounts are not in dispute; provided further that if the Collateral Agent disputes any allocations or amounts in the officer’s certificate, the Collateral Agent shall so promptly notify the Company with reasonable details relative to such dispute) to: (x) prepay the Notes pursuant to Section 2.2.3.3, (y) pay any amounts owed to the Collateral Agent or the Purchasers pursuant to Sections 9.1(ii)-(iv) or 9.2 , (z) pay the Revenue Participants their proportionate share of the Revenue Stream pursuant to Section 2.1.2; provided further

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

that the balance in the Collateral Account following such application shall be distributed to the Company. Notwithstanding the foregoing, if at any time any amounts that do not constitute Monetization Pre-Adjustment Revenues are deposited to the Cash Collateral Account, promptly (and in any event within ten (10) Business Days) after demand by the Company made to Collateral Agent, which demand shall be accompanied by an officer’s certificate of the Company certifying that the specified amount to be returned does not constitute Monetization Pre-Adjustment Revenues, the Collateral Agent shall remit such funds to the Company. Except to the extent that the Collateral Agent is enjoined or stayed from distributing any Monetization Revenues (other than to the extent such enjoinder or stay arises solely from (x) a dispute among the Purchasers or (y) a dispute between any Purchaser and the Collateral Agent), the Company shall not be responsible for obligations under this Agreement with respect to any payment or distribution of Monetization Revenues once deposited in the Cash Collateral Account.  The Company shall have complete access to account statements from the depositary bank concerning the Cash Collateral Account.

6.11.

Further Assurances. Upon the reasonable request of the Majority Purchasers or the Collateral Agent, the Company shall (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent or Majority Purchasers may reasonably request from time to time in order to carry out the purposes of the Documents.

6.12.

Confidentiality. Each party hereto will hold, and will cause its respective Affiliates and its and their respective directors, officers, employees, agents, members, investors, auditors, attorneys, financial advisors, other consultants and advisors and assignees to hold, in strict confidence, unless disclosure to a regulatory authority is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by or on behalf of such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis or becomes available to such party on a non-confidential basis, (2) publicly available through no fault of such party or (3) later lawfully acquired from other sources by such party), and neither party hereto shall release or disclose such Information to any other person, except on a confidential basis to its officers, directors, employees, agents, members, investors, Affiliates, auditors, attorneys, financial advisors, other consultants and advisors and except in connection with any proposed assignment or participation of the rights of a Purchaser under this Agreement made in accordance with Section 9.10.3, provided such prospective assignee or participant has agreed to be bound by the confidentiality provisions consistent with those set forth herein.

6.13.

Agreements with [****]. The Company shall not enter into any agreement to manufacture and sell any new physical hardware products covered by the Patents to a [****] or to sell any

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

made-to-specification software covered by the Patents to a [****], in each case without the prior written consent of the Majority Purchasers (as determined in their sole and absolute discretion).

ARTICLE VII
 EVENTS OF DEFAULT

7.1.

Events of Default. Each of the following events is referred to as an “Event of Default”:

7.1.1.

Payment. The Company shall fail to make any payment due hereunder within 3 Business Days of when such payment is due and payable.

7.1.2.

Other Covenants. The Company shall (x) fail to perform or observe any of the covenants or agreements contained in Section 6.2, Section 6.6 and Section 6.10 or (y) fail to perform or observe any of the covenants or agreements in Article VI or elsewhere in this Agreement or in any other Document (other than those covenants or agreements specified in clause (x) above) such failure continues for thirty days after the earlier of (i) written notice to the Company by the Collateral Agent or any Purchaser of such failure or (ii) knowledge of the Company of such failure; provided, that no such cure period shall apply to breaches of any of Sections 6.7 through Section 6.9 or to Section 6.11 that either are intentional by the Company or where, in the reasonable judgment of the Majority Purchasers, a material delay in the exercise of remedies or the taking of curative action is reasonably likely to result in material harm to the value of the Patents or the success of the monetization efforts.

7.1.3.

Representations and Warranties. Any representation or warranty of or with respect to the Company, pursuant to or in connection with any Document, or in any financial statement, report, notice, mortgage, assignment or certificate delivered by the Company so representing to the other parties hereto in connection herewith or therewith, shall be false in any material respect on the date as of which it was made provided such failure continues for thirty days after the earlier of (i) written notice to the Company by the Collateral Agent or any Purchaser of such failure or (ii) knowledge of the Company of such failure.

7.1.4.

Cross Default. Prior to the Maturity Date, any event of default, after giving effect to any applicable grace or cure period, with respect to any Indebtedness in excess of [****] of the Company that is on account of a default in any payment under such Indebtedness shall occur and be continuing if such event of default continues for thirty days after the earlier of (i) written notice to the Company by the Collateral Agent or any Purchaser of such failure or (ii) knowledge of the Company of such event of default.

7.1.5.

Liquidation; etc. The Company shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

7.1.6.

[Reserved].

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

7.1.7.

Judgments. A final judgment (a) which, with other outstanding final judgments against the Company, exceeds an aggregate of [****] shall be rendered against the Company or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Effect and in either case if (i) within 30 days after entry thereof (or such longer period permitted under the terms of such judgment), such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

7.1.8.

Bankruptcy, etc. The Company shall:

7.1.8.1.

commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

7.1.8.2.

(i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

7.1.8.3.

seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

7.1.8.4.

have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

7.1.8.5.

make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

7.1.9.

Collateral. Any material provision of any Document shall for any reason cease to be valid and binding on or enforceable against the Company or the Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of the Collateral Agent or the Note Purchasers to take any

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

action within its control) cease to be a perfected and first priority security interest subject only to Permitted Liens and such failure shall continue for thirty days after the earlier of (i) written notice to the Company by the Collateral Agent or any Purchaser of such failure or (ii) knowledge of the Company of such failure.

7.2.

Remedies Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case:

7.2.1.

Specific Performance; Exercise of Rights. The Majority Purchasers (or the Collateral Agent, acting at the direction of the Majority Purchasers) may proceed to protect and enforce such party’s rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in any Document, or in aid of the exercise of any power granted in any Document, including directing the Company to take any action requested by the Majority Purchasers (or the Collateral Agent, acting at the direction of the Majority Purchasers) in any Monetization Activity regarding the Patents;

7.2.2.

Acceleration. The Majority Note Purchaser may, by notice in writing to the Company, declare the remaining unpaid amount of the then-outstanding Notes, together with accrued and unpaid interest thereon, to be immediately due and payable; provided that if a Bankruptcy Event of Default pursuant to Section 7.1.8 shall have occurred, such amounts shall automatically become immediately due and payable;

7.2.3.

Standstill. Upon notice in writing from the Majority Purchasers, the Company shall not enter into any new pledges, assignments, licenses, springing licenses, options, non-assertion agreements, earn-outs, monetization agreements, profit and revenue sharing arrangements, derivative interests, fee and recovery splitting agreements, registered user agreements, shop rights and covenants by the Company not to sue third persons with respect to any of the Patents; and

7.2.4.

Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, each party’s rights hereunder and under the other Documents shall be cumulative;

provided that, effective upon the Majority Purchasers (or the Collateral Agent, acting at the direction of the Majority Purchasers) enforcing any such rights or remedies under this Agreement or any other Document, or under applicable law, the Purchasers and the Collateral Agent shall (1) grant, and do hereby grant, to the Company a perpetual non-exclusive, royalty-free, world-wide license (with the right to sublicense to third parties under the Existing Licenses and the sale of proprietary products and any other licenses entered into in compliance with this Agreement) to the Patents, which license shall be non-revocable by any third party transferee or any other person or entity that acquires rights in the Patents (by foreclosure or otherwise) at any time following such exercise of rights or remedies, and (2) require as a condition to the effectiveness of any such transfer or assignment (by foreclosure or otherwise) of the Patents or rights in the Patents, that the applicable transferee or assignee acknowledge and agree to the non-revocable grant to the Company of the perpetual license of the type described in the immediately

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

preceding clause (1), which acknowledgement and agreement by such transferee or assignee shall be made in a writing, signed by a duly authorized officer of such transferee or assignee, made to and for the express benefit of the Company, and the original of which shall be delivered by the Purchasers or the Collateral Agent to the Company promptly following any such transfer or assignment.

7.3.

Remedies on Account of a Change of Control or Failure to Comply with Section 6.2. In the event of an Event of Default arising from the Company’s failure to fully comply with Section 6.2 or upon a Change of Control, (x) the Collateral Agent may exercise its rights under the Patent License Agreement and (y) the Collateral Agent (acting at the direction of the Majority Purchasers) shall have the right to date and complete the Patent Assignment Agreement that shall assign the Patents to a special purpose entity controlled solely by the Majority Purchasers which shall thereafter have the right to receive directly from any payor any and all Monetization Pre-Adjustment Revenues, subject to a perpetual, non-exclusive, worldwide, royalty-free license back to the Company that permits the Company to use the Patents to sell its products and to comply with its existing contractual obligations under Existing Licenses and other arrangements entered into subsequent to the Closing Date in compliance with this Agreement, provided that as a condition to the effectiveness of any such assignment of the Patents or rights in the Patents, Purchasers and Collateral Agent shall cause such special purpose entity acknowledge and agree to the non-revocable grant to the Company of the perpetual license of the type described above in this sentence, which acknowledgement and agreement by such special purpose entity shall be made in a writing, signed by a duly authorized officer of such special purpose entity, made to and for the express benefit of the Company, and the original of which shall be delivered by the Purchasers or the Collateral Agent to the Company promptly following any such assignment. In such event, the Company’s sole right and interest in such special purpose vehicle shall be to receive distributions of any remaining portion of any Monetization Pre-Adjustment Revenues (after payment of expenses of the Collateral Agent and the Purchasers pursuant to this Agreement, and any expenses for the establishment, maintenance or operation of such vehicle, including expenses in pursuing Monetization Activities) net of the mandatory prepayment of the Notes pursuant to Section 2.2.3.3, which shall be distributed by the special purpose vehicle to the Note Purchasers, and net of the Revenue Stream, which shall be distributed by the special purpose vehicle to the Revenue Participants. For the avoidance of doubt, the Collateral Agent shall not have the right to date and complete the Patent Assignment Agreement until such time as an Event of Default arising from the Company’s failure to fully comply with Section 6.2 or a Change of Control has occurred.

7.4.

Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of this Agreement until the earlier of (x) Majority Purchasers shall have waived such Event of Default in writing, (y) the Company shall have cured such Event of Default to the Majority Purchasers’ reasonable satisfaction or the Company or such Event of Default otherwise ceases to exist, or (z) the Collateral Agent and the Purchasers or Majority Purchasers (as required by Section 9.4.1) have entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the parties hereto shall prevent the occurrence of, or effect a waiver with respect to, any subsequent Event of Default or impair any rights of the parties hereto upon the occurrence thereof.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

7.5.

Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, the Company waives:

7.5.1.

all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement), protests, notices of protest and notices of dishonor;

7.5.2.

any requirement of diligence or promptness on the part of the Purchasers in the enforcement of its rights under this Agreement;

7.5.3.

any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

7.5.4.

any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement or with respect to the Obligations.

ARTICLE VIII
 COLLATERAL AGENT

8.1.

Appointment of Collateral Agent. Each of the Purchasers hereby appoints AND34 Funding LLC as Collateral Agent to act for them as collateral agent, to hold any pledged collateral and any other collateral perfected by perfection or control for the benefit of the Purchasers; provided that the rights of the Note Purchasers to direct the Collateral Agent and to receive proceeds of Collateral shall be prior to, and controlling of, any rights of the Revenue Participants. Without limiting the foregoing, the Collateral Agent shall take direction from the Majority Purchasers and shall distribute any proceeds of Collateral (net of its own expenses) to the Note Purchasers to apply to the payment of the Notes prior to distributing any proceeds to the Revenue Participants.

8.2.

Collateral. The Collateral Agent shall act at the instruction of the Majority Purchasers with respect to providing any vote, consent or taking other action with respect to the Collateral.

8.3.

Collateral Agent’s Resignation. The Collateral Agent may resign at any time by giving at least 30 days’ prior written notice of its intention to do so to each of the other parties hereto and upon the appointment by the Majority Purchasers of a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Collateral Agent’s giving of such notice of resignation, then the retiring Collateral Agent may appoint a successor Collateral Agent, with the consent of the Majority Purchasers. Upon the appointment of a new Collateral Agent hereunder, the term “Collateral Agent” shall for all purposes of this Agreement thereafter mean such successor. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, or the removal hereunder of any successor Collateral Agent, the provisions of this Agreement shall continue to inure to the benefit of such retiring or removed Collateral Agent as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

8.4.

Concerning the Collateral Agent.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

8.4.1.

Standard of Conduct, etc . The Collateral Agent and its officers, directors, employees and agents shall be under no liability to any of the Purchasers or to any future holder of any interest in the Obligations for any action or failure to act taken or suffered in the absence of gross negligence and willful misconduct, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in the absence of gross negligence and willful misconduct.

8.4.2.

No Implied Duties, etc. The Collateral Agent shall have and may exercise such powers as are specifically delegated to the Collateral Agent under this Agreement together with all other powers incidental thereto. The Collateral Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement except for action specifically provided for in this Agreement to be taken by the Collateral Agent.

8.4.3.

Validity, etc. The Collateral Agent shall not be responsible to any other party or any future holder of any interest in the Obligations (a) for the legality, validity, enforceability or effectiveness of any Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with any Document, (c) for the existence or value of any assets included in any security for the Obligations, (d) for the effectiveness of any Lien purported to be included in the security for the Obligations, or (e) for the perfection of the security interests for the Obligations.

8.4.4.

Compliance. The Collateral Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Document.

8.4.5.

Employment of Agents and Counsel. The Collateral Agent may execute any of its duties as Collateral Agent under this Agreement or the other Documents by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the parties hereto for the default or misconduct of any such employees, agents or attorneys-in-fact selected by the Collateral Agent acting in the absence of gross negligence and willful misconduct. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

8.4.6.

Reliance on Documents and Counsel. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Collateral Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Collateral Agent.

8.4.7.

Collateral Agent’s Reimbursement. The Purchasers agree to indemnify the Collateral Agent for any losses arising from its appointment as the Collateral Agent or from the

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

performance of its duties hereunder and to reimburse the Collateral Agent for any reasonable expenses; provided, however, that the Collateral Agent shall not be indemnified or reimbursed for liabilities or expenses to the extent resulting from its own gross negligence or willful misconduct.

8.4.8.

Assumption of Collateral Agent’s Rights. Notwithstanding anything herein to the contrary, if at any time no Person constitutes the Collateral Agent hereunder or the Collateral Agent fails to act upon written directions from the parties hereto, the Majority Purchasers shall be entitled to exercise any power, right or privilege granted to the Collateral Agent and in so acting the Majority Purchasers shall have the same rights, privileges, indemnities and protections provided to the Collateral Agent hereunder.

ARTICLE IX
 GENERAL PROVISIONS

9.1.

Expenses. The Company agrees to promptly pay in full (i) subject to the availability and limited to the proceeds of the Notes, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of a single external counsel and of any local counsel in any relevant jurisdiction) incurred, by the Collateral Agent or the Purchasers in connection with the preparation, negotiation, execution and delivery of the proposal letter and the Documents, including the Purchasers’ due diligence and credit approval process in connection with the financing; provided that the aggregate reimbursable expenses under this clause (i) shall not exceed [****], (ii) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of a counsel to the Company) incurred by the Purchasers pursuant to Section 6.9.2 or otherwise expressly payable by the Company under this Agreement, which expenses shall not exceed [****] in the aggregate over and above the expenses of [****], (iii) following an Event of Default, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of a counsel to the Company) incurred by the Collateral Agent or the Purchasers in enforcing any obligations hereunder or under any other Document on account of such Default or in collecting any payments due hereunder , including broker’s fees and other third party professional fees and expenses and (iv) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of a single external counsel and any local counsel in any relevant jurisdiction) incurred by the Collateral Agent or the Purchasers in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings or in connection with any amendment, forbearance, waiver or consent provided under this Agreement or any other Document. Any such costs and expenses invoiced prior to a Closing Date shall be paid on such Closing Date. Any other costs and expenses shall be paid within thirty (30) days of the submission of an invoice to the Company therefor, provided that the Collateral Agent’s application of the proceeds of the Monetization Revenues towards such expenses pursuant to Section 6.10 shall be deemed to be timely payment thereof if the Collateral Agent receives sufficient Monetization Revenues within such 30 day period. Any amounts not timely paid shall bear interest, payable in cash, at a rate of [****] per annum compounding quarterly. The provisions of this Section 9.1 shall survive the repayment in full of the Notes and the termination of this Agreement.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

9.2.

Indemnity. In addition to the payment of expenses pursuant to Section 9.1, whether or not the transactions contemplated hereby shall be consummated, the Company (as “ Indemnitor”) agrees to indemnify, pay and hold the Collateral Agent and the Purchasers, and the officers, directors, partners, managers, members, employees, agents, and Affiliates of the Collateral Agent and the Purchasers (collectively, the “Indemnitees”) harmless from and against any and all other liabilities, costs, expenses, obligations, losses (other than lost profit), damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees) in connection with any investigative, administrative or judicial proceeding commenced or threatened (excluding claims among Indemnitees) by any person who is not a Purchaser or an Affiliate thereof or the Collateral Agent or an Affiliate thereof, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement and the Notes (the “Indemnified Liabilities”); provided that the Indemnitor shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee or any of its officers, directors, partners, managers, members, employees, agents and/or Affiliates. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided that any failure to give such notice shall not affect the obligations of the Indemnitor. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee’s prior written consent, which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim and without any admission as to culpability or fault of such Indemnitee) so long as in any such event, the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee, there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 9.2 that is effected without its prior written consent, which consent shall not be unreasonably withheld. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.2 may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. Notwithstanding anything to the contrary in this Agreement, no party shall be liable to the other party or any third party for any indirect, incidental, exemplary, special, punitive or consequential damages (including with respect to lost revenue, lost profits or savings or business interruption) of any kind or nature whatsoever suffered by the other party or any third party howsoever caused and regardless of the form or cause of action, even if such damages are foreseeable or such party has been advised of the possibility of such damages. The provisions of this Section 9.2 shall survive the repayment in full of the Notes and the termination of this Agreement.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

9.3.

Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered via facsimile, email (in each case, followed promptly by delivery from a nationally recognized overnight courier) or a nationally recognized overnight courier. Such notices, demands and other communications will be delivered or sent to the address indicated on Schedule 9.3 or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any such communication shall be deemed to have been received when actually delivered or refused.

9.4.

Amendments, Consents, Waivers, etc.

9.4.1.

Amendments. No amendment, modification, termination or waiver of any provision of this Agreement shall in any event be effective without the written consent of each of the Company, the Collateral Agent and the Majority Purchasers; provided that the consent of each affected Purchaser shall be required for any amendment that (i) waives or reduces any amounts owed to it under this Agreement or extends the date for payment of any amount hereunder, (ii) releases the Company or (iii) releases all or any material portion of the Collateral, except in connection with any Disposition of Patents to the extent permitted under Section 6.9.1. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.4.1 shall be binding upon the holders of the Obligations at the time outstanding and each future holder thereof.

9.4.2.

Course of Dealing; No Implied Waivers. No course of dealing between the Purchasers and the Company shall operate as a waiver of any Purchaser’s rights under this Agreement or with respect to the Obligations. In particular, no delay or omission on the part of any Purchaser in exercising any right under this Agreement or with respect to the Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

9.5.

No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

9.6.

Certain Acknowledgments. Each of the Company and the Purchasers acknowledges that:

9.6.1.

it has been advised by counsel in the negotiation, execution and delivery of this Agreement; and

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

9.6.2.

no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Company and the Purchasers.

9.7.

Venue; Service of Process; Certain Waivers. The Company and Purchaser:

9.7.1.

irrevocably submit to the exclusive jurisdiction of any New York state court or federal court sitting in New York, New York, and any court having jurisdiction over appeals of matters heard in such courts, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof or thereof;

9.7.2.

waive to the extent not prohibited by applicable law that cannot be waived, and agree not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that they are not subject personally to the jurisdiction of such court, that their property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court;

9.7.3.

consent to service of process in any such proceeding in any manner at the time permitted under the applicable laws of the State of New York and agree that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9.3 is reasonably calculated to give actual notice; and

9.7.4.

waive to the extent not prohibited by applicable law that cannot be waived any right to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

9.8.

WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH COMPANY AND EACH PURCHASER WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company acknowledges that it has been informed by the Purchasers that the foregoing sentence constitutes a material inducement upon which the Purchasers have relied and will rely in entering into this Agreement. Any of the Company or Purchasers may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Company and Purchasers to the waiver of their rights to trial by jury.

9.9.

Interpretation; Governing Law; etc. All covenants, agreements, representations and warranties made in this Agreement or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Purchaser, notwithstanding any investigation made by such Purchaser, and

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

shall survive the execution and delivery to the Purchasers hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement, and any issue, claim or proceeding arising out of or relating to this Agreement or the Documents or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of New York.

9.10.

Successors and Assigns

9.10.1.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by Sections 9.10.2 and 9.10.3.

9.10.2.

The Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Majority Purchasers. Subject to Section 9.10.4 below, any Note Purchaser may sell, assign, participate or transfer all or any part of their rights under this Agreement to an Eligible Assignee (as defined below) with the written consent of the Company (not to be unreasonably withheld, delayed or conditioned); provided that (x) the consent of the Company shall not be required (a) in the case of any sale, assignment, participation or transfer to any person that is not a direct competitor of the Company (as reasonably determined by the Majority Purchasers), (b) in the case of any sale, assignment, participation or transfer to any Affiliate of a Purchaser that is an Eligible Assignee and (c) if an Event of Default has occurred and is continuing; (y) such Note Purchaser and the assignee of such Note Purchaser shall have delivered an executed Assignment and Acceptance Agreement substantially in the form attached hereto as Exhibit F-1 to the Company and each other Purchaser; and (z) other than during an Event of Default, no Note Purchaser may sell, assign, participate or transfer all or any part of their rights under this Agreement without the prior written consent of the Company if, as a result of such sale, assignment, participation or transfer, the resulting Note Purchasers constituting the Majority Note Purchasers would at any time be greater in number than one Note Purchaser except that all Affiliates of the original Note Purchaser shall be treated as if they were one entity for purposes of this clause (z) and there is a single point of contact representing the original Note Purchaser and all such Affiliates for purposes of this Agreement. In the case of any sale, assignment, transfer or negotiation of all or part of the rights of a Note Purchaser under this Agreement that is authorized under this Section 9.10.2, the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Note Purchaser hereunder. The Note Purchasers agree to provide to the Company prompt written notice of any sales, assignments or transfers permitted hereunder, including the name and address of the transferee(s).  “Eligible

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

Assignee” means any commercial bank, insurance company, finance company, financial institution, fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act (subject to such consents, if any, as may be required above under this Section 9.10.2)).

9.10.3.

The Company shall maintain at its principal office, or the principal office of its counsel, a register (the “Register”) in which the Company shall keep a record of the Notes made by each Purchaser, payments to each Purchaser and any transfer of the rights of an Purchaser; provided that the Company shall have no obligation to update the register to reflect any sales, assignments or transfers made by the Purchasers in the event that the Purchasers fail to give the Company written notice as required under Section 9.10.3. The requirement that the ownership and transfer of the rights of the Purchasers under this Agreement shall be reflected in the Register is intended to ensure that the Notes qualify as an obligation issued in “registered form” as that term is used in Sections 163(f), 871(h), and 881(c) of the Code and shall be interpreted accordingly and, notwithstanding anything to the contrary in this Agreement.

9.10.4.

Any Revenue Participant may sell, assign, participate or transfer all or any part of their rights under this Agreement to an Eligible Assignee with the written consent of the Company (not to be unreasonably withheld, delayed or conditioned); provided that (x) the consent of the Company shall not be required (a) in the case of any sale, assignment, participation or transfer to any person that is not a direct competitor of the Company (as reasonably determined by the Majority Revenue Participant), (b) in the case of any sale, assignment, participation or transfer to any Affiliate of a Revenue Participant that is an Eligible Assignee and (c) if an Event of Default has occurred and is continuing; (y) such Revenue Participant and the assignee of such Revenue Participant shall have delivered an executed Assignment and Acceptance Agreement substantially in the form attached hereto as Exhibit F-2 to the Company and each other Purchaser; and (z) other than during an Event of Default, no Revenue Participant may sell, assign, participate or transfer all or any part of their rights under this Agreement without the prior written consent of the Company if, as a result of such sale, assignment, participation or transfer, the resulting Revenue Participants constituting the Majority Revenue Participants would at any time be greater in number than one Revenue Participant except that all Affiliates of the original Revenue Participant shall be treated as if they were one entity for purposes of this clause (z) and there is a single point of contact representing the original Revenue Participant and all such Affiliates for purposes of this Agreement. In the case of any sale, assignment, transfer or negotiation of all or part of the rights of a Revenue Participant under this Agreement that is authorized under this Section 9.10.4, the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Revenue Participant hereunder. The Revenue Participants agree to provide to the Company prompt written notice of any sales, assignments or transfers permitted hereunder, including the name and address of the transferee(s).

9.11.

Tax Treatment.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

9.11.1.

The Company and each Revenue Participant intend that, solely for federal, state and local income tax purposes and for no other purpose, the relationship between the Revenue Participants and the Company that is created by this Agreement with respect to the Revenue Stream shall be treated as creating a partnership with respect to the Revenue Stream (the “ Tax Partnership”), with the Revenue Participants and the Company being treated as partners of such partnership; it being understood for avoidance of doubt that the relationship between the Company and the Note Purchasers by this Agreement with respect to the Notes shall be a debtor-creditor relationship for all purposes, including for all federal, state and local income tax purposes.

9.11.2.

The Company and each Revenue Participant hereby agree that for purposes of determining the Company’s and each Revenue Participant’s distributive share of income, gain, loss and deduction of the Tax Partnership:

9.11.2.1.

The Tax Partnership shall maintain capital accounts for each of the Company and the Revenue Participants consistent with the rules of Treasury Regulations Section 1.704-1(b); it being understood that under no circumstances shall any such rule override the economic relationship between the parties as to their respective shares of the Monetization Revenues set forth in this Agreement;

9.11.2.2.

The Company shall be deemed to contribute to the Tax Partnership the right to generate revenue through the [****] (the “Patent Rights”), which such right the parties agree had a fair market value of [****] as of the date of contribution;

9.11.2.3.

The Revenue Participants shall be deemed to contribute to the Tax Partnership the purchase price for the Revenue Stream;

9.11.2.4.

The Tax Partnership shall allocate items of income, gain, loss and deduction to the Company and the Revenue Participants in a manner that causes the capital accounts of the parties to be equal to the amounts payable pursuant to this agreement if the Tax Partnership sold the Patent Rights and any other non-cash assets for an amount equal to the book value of the Patent Rights and any other non-cash assets (as determined pursuant to Treasury Regulations Section 1.704-1(b)) and distributed the proceeds and any other cash pursuant to this Agreement; it being understood that any losses attributable to Monetization Expenses shall be allocated to the Revenue Participants until the aggregate capital accounts of the Revenue Participants shall have been reduced to [****].

9.11.3.

The Company and each Revenue Participant shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with any treatment described in this Section 9.11.  The Company shall be the tax matters partner of the Tax Partnership.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

9.11.4.

The Company and each of the Revenue Participants will cooperate to provide each other with any information reasonably requested by any of them in connection with the preparation or filing of any return, declaration, report, election, information return or other statement or form filed or required to be filed with any governmental authority relating to Taxes (a “Tax Return”) for any of them or for or relating to the partnership described in the first sentence of this Section 9.11. The Company shall be responsible for preparing and filing any Tax Return for or relating to such partnership, and the out-of-pocket costs incurred in connection with the preparation and filing of any Tax Return for or relating to the Tax Partnership shall be treated as an expense of the Tax Partnership.

9.11.5.

For the avoidance of doubt, no fiduciary relationship is intended to be created by this Agreement between the Company and any Revenue Participant.

(The remainder of this page intentionally has been left blank.)

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

Revenue Participants:

AND34 FUNDING LLC

/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

Note Purchasers :

AND34 FUNDING LLC

/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

Collateral Agent :

AND34 FUNDING LLC

/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

Company:

ANDREA ELECTRONICS CORPORATION

/s/ Douglas J. Andrea ________________________
By: Douglas J. Andrea
Title: Chief Executive Officer

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

APPENDIX I

DEFINITIONS

“Adverse Determination” means (1) the Company has been denied the ability to institute or pursue litigation in furtherance of Monetization Activities in any forum in which it had sought to do so, including by a failure of an administrative or judicial body to institute or otherwise accept jurisdiction over such litigation or (2) the Company having suffered an adverse ruling in any such litigation resulting in the termination of such litigation (whether by dismissal, adverse judgment or otherwise), in whole or in material part (such termination determined without regard to any rights of appeal or reconsideration).

“Affiliate” means with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, and shall include (a) any officer or director or general partner of such specified Person, (b) any other Person of which such specified Person or any Affiliate (as defined in clause (a) above) of such specified Person shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests, (c) any other Person directly or indirectly controlling such specified Person through a management agreement, voting agreement or other contract and (d) with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor; provided that neither the Collateral Agent or any Purchaser (or any Affiliate thereof) shall be deemed an Affiliate of the Company on account of the amounts owed to it under the Agreement or the relationship created thereby.

“Applicable Percentage” means:

(a)

until the Revenue Participants have received $3,500,000 in the aggregate in respect of the Revenue Stream, 100%;

(b)

thereafter, until such time that the Revenue Participants have received [****] in the aggregate in respect of the Revenue Stream under this clause (b), [****] (for the sake of clarity, receipt of such [****] shall be in addition to amounts received under clause (a) above);

(c)

thereafter, until such time that the Revenue Participants have received [****] in the aggregate in respect of the Revenue Stream under this clause (c), [****]

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

(for the sake of clarity, receipt of such [****] shall be in addition to amounts received under clauses (a) and (b) above);

(d)

thereafter, 20%.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief restructuring officer, chief financial officer, president, treasurer, comptroller or executive vice president of such Person.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Default” means an Event of Default referred to in Section 7.1.8.

 “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Capitalized Lease” means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

 “Capitalized Lease Obligations” means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

“Change of Control” means any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person and its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 of the Securities Exchange Act of 1934), directly or indirectly, of equity interests representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Company.

“Closing Date” means February 14, 2014.

 “Code” means the Internal Revenue Code of 1986, as amended.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Documents” means the Security Agreement, the Patent Security Agreement, the deposit account control agreement referred to in Section 6.10, any financing statement (or amendment thereto) naming the Company as debtor and the Collateral Agent as secured party, and all other instruments, documents, agreements and certificates delivered by the Company to the Purchasers or the Collateral Agent pursuant to these agreements.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Capital Stock or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Default” means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

“Direct Pay Revenues” means Monetization Revenues arising from [****] or from arrangements of the type described in clauses [****] through [****] of the definition of “Permitted Adjustments.”

“Disposition” means the sale, transfer, license, profit and revenue sharing arrangements, derivative interests, lease or other disposition (including any sale or issuance of equity interests in the Company or any subsidiary of the Company) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, whether in a single transaction or a series of related transactions. “Dispose” shall have the correlative meaning.

 “Documents” means this Agreement, the First Amendment, the Collateral Documents and all other instruments, documents, agreements and certificates delivered by the Company to the Purchasers or the Collateral Agent pursuant to this Agreement.

“First Amendment” means the First Amendment to Revenue Sharing and Note Purchase Agreement, dated as of December 24, 2014, retroactively effective as of February 14, 2014, among the Company, the Collateral Agent and the Purchasers.

“First Amendment Effective Date” means February 14, 2014.

 “GAAP” means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee” means, with respect to any specified Person:

(a)

any guarantee by such Person of the payment or performance of, or any contingent obligation by such Person in respect of, any Indebtedness or other obligation of any primary obligor;

(b)

any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of such Person, including any binding “comfort letter” or “keep well agreement” written by such Person, to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

(c)

any liability of such Person, as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

(d)

any liability of such Person as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

(e)

any liability of such Person with respect to the tax liability of others as a member of a group (other than a group consisting solely of such Person and its Subsidiaries) that is consolidated for tax purposes; and

(f)

reimbursement obligations, whether contingent or matured, of such Person with respect to letters of credit, bankers acceptances, surety bonds and other financial guarantees;

in each case whether or not any of the foregoing are reflected on the balance sheet of such Person or in a footnote thereto; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the Ordinary Course of Business.

“Indebtedness” means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified as indebtedness upon a balance sheet of the Company, but in any event including (without duplication):

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

(a)

indebtedness for borrowed money;

(b)

indebtedness evidenced by notes, debentures or similar instruments;

(c)

Capitalized Lease Obligations and Synthetic Lease Obligations;

(d)

the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable on customary terms in the Ordinary Course of Business), and any long-term contractual obligations for the payment of money, but not including contingent fees payable to counsel;

(e)

mandatory redemption, repurchase or dividend rights on Capital Stock (or other equity), including provisions that require the exchange of such Capital Stock (or other equity) for Indebtedness from the issuer;

(f)

reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds and other financial guarantees (without duplication of other Indebtedness supported or guaranteed thereby);

(g)

unfunded pension liabilities;

 (h)

liabilities secured by any Lien (other than Liens securing the Obligations) existing on property owned or acquired by the Company, whether or not the liability secured thereby shall have been assumed; and

(i)

all Guarantees in respect of Indebtedness of others and reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties (or become contractually committed to do so).

 “Legal Requirement” means, with respect to any specified Person, any present or future requirement imposed upon such Person and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America or any state or political subdivision thereof, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction where the such Person or any of its Subsidiaries owns property or conducts its business, or any political subdivision of any of the foregoing.

“LIBOR” means the greater of (x) 1.00% per annum or (y) the London interbank offered rate administered by the British Bankers Association (or any other Person that takes over the administration of such rate for Dollars) for a twelve (12) month period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Majority Note Purchaser from time to time in its reasonable discretion (the “Eurodollar Screen Rate”), such to be annually established as of each January 2.

“Lien” means with respect to any specified Person:

(a)

any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of such Person, whether now owned or hereafter acquired, or upon the income or profits therefrom (excluding in any event a financing statement filed by a lessor under an operating lease not intended to be a secured financing), but shall not include: (i) liens for any tax, assessment or other governmental charge not yet due or that are being contested in good faith by appropriate proceeding, (ii) materialmen’s and mechanics’ liens or other like Liens, arising in the Ordinary Course of Business for amounts not yet due or that are being contested in good faith; and (iii) liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts or leases, incurred in the Ordinary Course of Business;

(b)

the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease and a Synthetic Lease);

(c)

the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of such Person, with or without recourse;

(d)

in the case of securities, any purchase option, call or similar purchase right of a third party;

(e)

the existence for a period of more than 120 consecutive days of any Indebtedness against such Person which if unpaid would by law or upon a Bankruptcy Default be given priority over general creditors.

“Majority Note Purchasers” means the Note Purchasers that hold more than 50% of the aggregate outstanding Notes.

 “Majority Purchasers” means the Majority Revenue Participant and, if any of the Notes are outstanding, the Majority Note Purchasers.

“Majority Revenue Participant” means the Revenue Participant representing more than 50% of such participation right.

“Margin Stock” means “margin stock” within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

“Material Adverse Effect” means, with respect to the Company, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse effect on the business, assets, financial condition, income or prospects of the Company.

“Monetization Activities” means any activities necessary or desirable to generate revenue from intellectual property anywhere in the world by means of [****].

“Monetization Expenses” means reasonable out-of-pocket expenses that are incurred by the Company in its diligent pursuit of the monetization of the Patents, other than expenses incurred or proposed to be incurred in pursuit of monetization efforts following an Adverse Determination.

“Monetization Pre-Adjustment Revenues” means Monetization Revenues prior to giving effect to the adjustments reflected in clause (z) of the definition thereof.

“Monetization Revenues” means the sum of (x) amounts that the Company receives in cash or an amount equal to the fair market value of any in-kind payment the Company receives (i) from third parties in respect of the Patents; (ii) on account of any sale of products using the Patents; (iii) the development to order of any software or other products using the Patents, including royalty payments, license fees, settlement payments, judgments or other similar payments in respect of the Patents; and (iv) the purchase price or other amounts received in connection the sale of hardware, software or other products or services with respect to the Patents, in each case as and when actually received by the Company (including any and all such amounts actually received by any attorneys, agents or other representatives of the Company), plus (y) any tax refund, credit, offset, deduction or other benefit received by the Company on account of any tax previously deducted in the calculation of Monetization Revenues under clause (i) of the definition of “Permitted Adjustments” minus (z) Permitted Adjustments.  Except as specifically set forth in the definition of “Permitted Adjustments”, Monetization Revenues shall be calculated prior to giving effect to any expenses incurred by the Company in the collection of any Monetization Revenues, including, without limitation, prior to giving effect to any contingent or other fees owed to any attorneys, consultants or other professionals in the monetization of any of the Company’s rights with respect to any Patents. For the avoidance of doubt, Monetization Revenues shall not include amounts received from products, sales, revenues, or Dispositions not covered by the Patents.

“Obligations” means any and all obligations of the Company under this Agreement or any other Document.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Document.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Patent Assignment Agreement” means the Patent Assignment Agreement attached hereto as Exhibit G.

“Patent License Agreement” means the Patent License Agreement attached hereto as Exhibit H.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit I hereto.

“Patents” means the letters Patent set forth on Schedule I(a) (as supplemented or otherwise modified by the Company from time to time with the consent of the Majority Purchasers), whether registered in the United States or any other jurisdiction, all registrations and recordings thereof, including all re-examination certificates and all utility models, including registrations, recordings and pending applications, and all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein.

 “Permitted Adjustments” means:

(i)

withholding taxes on the applicable revenues required to be paid to foreign governments (as demonstrated to the reasonable satisfaction of the Majority Purchasers) to the extent actually paid, until such time as the Company receives any tax refund, credit, offset, deduction or other benefit related thereto;

(ii)

following payment in full of the Notes and the Revenue Participants having received $3,500,000, Monetization Expenses incurred by the Company that have not been funded with the proceeds of the Notes or the proceeds of purchase of the Revenue Stream;

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

(iii)

revenues arising from the [****] with [****] (including any amendments which either (x) do not expand the scope of the license or (y) provide for the sale of hardware products currently produced by the Company or future products on a similar digital signal processing platform as referenced in the [****], and related software products which amendments, in either case, do not expand the [****] rights to sublicense other than solely as required to permit direct sales by [****]to end users of such products);

(iv)

revenues arising from the [****] with [****] and [****] (in each case, as in effect on the Closing Date) in an aggregate amount not to exceed [****] per annum;

(v)

to the extent that the Company enters into an agreement to manufacture and sell any new physical hardware products covered by the Patents (excluding, for the sake of clarity, any software products) to a [****] and the Majority Purchasers have consented to such transaction in accordance with Section 6.13 , the sum of (x) without duplication of amounts previously excluded from Monetization Revenues, the Company’s [****] (calculated in accordance with GAAP) including any reasonable [****] and any [****] calculated on a time and materials basis and (y) [****] of the [****] from such arrangement (calculating after deducting amounts set forth in clause (x)); provided that this clause (v) shall not apply with respect to any arrangement or agreement with any [****] unless the projected amounts payable to the Revenue Participants with respect to such arrangement during the [****] following the commencement of such arrangement exceeds [****], unless otherwise agreed to by the Purchasers;

(vi)

to the extent that the Company enters into an agreement to manufacture and sell any new physical hardware products covered by the Patents (excluding, for the sake of clarity, any software products) to a Person that is not a [****], the sum of (x) without duplication of amounts previously excluded from Monetization Revenues, the Company’s [****] (calculated in accordance with GAAP) including any reasonable [****]and any [****] calculated on a time and materials basis and (y) [****] of the [****] from such arrangement (calculating after deducting amounts set forth in clause (x)). For avoidance of doubt, for purposes of clauses (v) and (vi) hereof, new physical hardware products do not include any physical hardware products the Company sells as of the Closing Date including any non material modifications thereof;

(vii)

to the extent that the Company enters into an agreement to sell any made-to-specification software covered by the Patents to a Person that is a [****] and the Majority Purchasers have consented to such transaction in accordance with Section 6.13, the sum of (x) without duplication of amounts previously excluded from Monetization Revenues, the Company’s [****] (calculated as the actual

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

expense thereof and otherwise in accordance with GAAP) including any reasonable [****], any [****] calculated on a time and materials basis and (y) [****] of the [****] from such arrangement (calculating after deducting amounts set forth in clause (x)); and

(viii)

to the extent that the Company enters into a license arrangement or enters into an agreement to sell any made-to-specification software covered by the Patents to a Person that is not a [****], the sum of (x) without duplication of amounts previously excluded from Monetization Revenues, the Company’s [****] (calculated as the actual expense thereof and otherwise in accordance with GAAP) including any reasonable [****], any [****] calculated on a time and materials basis and (y) [****] of the [****] from such arrangement (calculating after deducting amounts set forth in clause (x)).

“Person” means any entity, whether of natural or legal constitution, including any present or future individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization, government or any agency or political subdivision thereof.

“[****]” means any of the [****] identified in the separate list of “[****]” agreed upon by the Company and the Purchasers and dated December 24, 2014.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.

“Revenue Stream” means the Applicable Percentage of the Monetization Revenues.

“Secured Parties” means, collectively, the Collateral Agent and the Purchasers.

“Security Agreement” means a Security Agreement substantially in the form of Exhibit J hereto.

“Synthetic Lease” means a lease that is treated as an operating lease under GAAP and as a loan or other financing for federal income tax purposes.

“Synthetic Lease Obligations” means the aggregate amount of future rental payments under all Synthetic Leases, discounted as if such Synthetic Leases were Capitalized Leases.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

EXHIBIT B-1 TO FIRST AMENDMENT

SCHEDULES 4.5, 4.6 and I(a) TO AMENDED AGREEMENT

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

Schedule 4.5

[****]

This omitted schedule consisted of three pages.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

Schedule 4.6

[****]

This omitted schedule consisted of four pages.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

Schedule I(a)

[****]

This omitted schedule consisted of three pages.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

EXHIBIT C TO FIRST AMENDMENT

SCHEDULE A TO PATENT ASSIGNMENT AGREEMENT

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

Schedule A

[****]

This omitted schedule consisted of three pages.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.